UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2007

Luna Innovations Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-52008	54-1560050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1703 South Jefferson Street, SW, Suite 400

Roanoke, Virginia 24016

(Address of principal executive offices, including zip code)

540-769-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 4, 2007, the compensation committee of the board of directors of Luna Innovations Incorporated (the “Company”) approved the Company’s senior management cash bonus plan for 2007. Under the terms of the bonus plan, participants will be eligible for annual bonus payments based upon the achievement of specified financial and qualitative objectives. The plan will be payable and evaluated annually following the completion of the Company’s fiscal year, which ends December 31.

Under the plan, participants may receive between zero and 150 percent of their individual target bonus percentage depending upon actual performance relative to financial objectives. Potential payments under the plan are divided into two categories, each representing 50% of the participant’s individual target. Amounts earned in the first category will be determined based in part upon meeting the company’s budgeted revenues and net loss for 2007 and in part upon achievement of individual performance objectives. Amounts earned in the second category will be determined solely upon improvement from the company’s budgeted net loss for the year. Payments under both categories are subject to achievement of an overall threshold performance for both revenue and net loss.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luna Innovations Incorporated

By:	/s/ Aaron S. Hullman
Aaron S. Hullman
Vice President and General Counsel

Date: April 10, 2007